EXHIBIT 5

                      [STEVEN A. SANDERS, P.C. LETTERHEAD]

                                                              October 6 , 1996


Internet Holdings, Inc.
c/o Alcott Simpson & Co.
250 Park Avenue, Suite 1930
New York, New York 10177

Gentlemen:

         We have reviewed a Registration Statement of Form S-8 (the "Registration Statement") dated August 29, 1996, to be filed with the Securities and Exchange Commission, relating to 59,000 shares of common stock, no par value per share (the "Shares") of Internet Holdings, Inc. (the "Company"), which have been issued pursuant to consulting agreements entered into by the Company on July 25, 1995 and described in the Registration Statement (the "Agreements").

         We have examined the Certificate of Incorporation, as amended, and the By-laws of the Company and all amendments therefore, the Registration Statement and originals, or copies certified to our satisfaction, of such records of meetings, written actions in lieu of meetings, or resolutions adopted at meetings, of the directors of the Company, documents and such other documents and instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

         In examination of the foregoing documents, we have assumed the genuiness of all signatures and the authenticity of all documents submitted to us originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

         Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly and validly authorized for issuance under the Agreements and the Shares, when issued against payment therefore in accordance with the terms of the Agreements will be legally issued, fully paid and non-assessable.

Internet Holdings, Inc.
October 6 , 1996
Page 2

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

         In giving such consent, we do not thereby admit that we are included within the category of person whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules of regulations promulgated thereunder.

                                                      Very truly yours,
                                                      Law Office of
                                                      Steven A. Sanders, P.C.



                                                      By: /s/ James Eisberg
                                                          -----------------
                                                          James Eisberg

JE:kaw